                                                    EXHIBIT 3B


                BYLAWS OF PACIFIC TELECOM, INC.

       As Amended and Restated Effective April 30, 1993


                           ARTICLE I

                         SHAREHOLDERS

               1.1  Annual Meeting.
                    ______________    The annual meeting of
the shareholders shall be held on the fourth Friday in the month of April in each year at a time to be determined by the Board of Directors or on such other day as the Board of Directors may fix by resolution for the purposes of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day.

               1.2  Special Meeting.
                    _______________    Special meetings of the
shareholders may be called by the Chairman or by the Board of Directors and shall be called by the Chairman at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

               1.3  Place of Meetings.
                    _________________    Meetings of the
shareholders shall be held at the principal business office of the corporation or at such other place as may be determined by the Board of Directors.

               1.4  Notice of Meetings.
                    __________________    Written notice
stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting at the shareholder's address as it appears on the stock transfer records of the corporation, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the Chairman, the Secretary or the officer or persons calling the meeting.

               1.5  Waiver of Notice.
                    ________________    Whenever any notice is
required to be given to any shareholder of the corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the meeting, shall be deemed equivalent to the giving of such notice. Attendance at the meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose

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or purposes described in the meeting notice, unless the
shareholder objects to considering the matter when it is presented.

               1.6  Fixing of Record Date.
                    _____________________
               (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or of shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders. Such date shall in any case be not more than 70 days and in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

               (b)  If no record date is fixed for the
determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be the date before the day on which notice of the meeting is mailed. If no record date is fixed for the determination of shareholders entitled to receive payment of a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's own shares), the record date shall be the date on which the Board of Directors adopted the resolution declaring the distribution. If no record date is fixed for determining shareholders entitled to a share dividend, the record date shall be the date on which the Board of Directors authorized the dividend.

               (c)  When a determination of shareholders
entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, or unless Washington law otherwise requires.

               1.7  Voting Records.
                    ______________   The officer or agent
having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order and by voting group, and within each voting group by class or series of shares, with the address of and the number of shares held by each. The record, for a period of 10 days prior to such meeting and continuing through the meeting, shall be made available for inspection by any shareholder or such shareholder's agent or attorney at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. Such


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record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, or the shareholder's agent or attorney, during the whole time of the meeting or any adjournment. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

               1.8  Quorum.
                    ______    A majority of the votes entitled
to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. If a quorum is present at a meeting, a majority may adjourn the meeting from time to time to a different date, time or place without further notice if the new date, time or place is announced at the meeting before adjournment, except that if a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be fixed for the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally held.

               1.9  Manner of Acting.
                    ________________
               (a)  If a quorum exists, action on a matter
shall be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation or by law. If the Articles of Incorporation or Washington law provide for voting by two or more voting groups on a matter, action on a matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group.

               (b) Any action which is required or permitted to be taken by the shareholders at a meeting may be taken without a meeting if one or more consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote on the matter and delivered to the corporation. Such consent, which shall have the same effect as a meeting vote, shall be filed with the minutes of the corporation. If required by Washington law, all nonvoting shareholders must be given written notice of the proposed action at least ten days before the action is taken, unless such notice is waived in a manner consistent with these bylaws. Actions taken by consent of the shareholders are effective when all consents are in the possession of the


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corporation, unless otherwise specified in the consent.  A
shareholder may withdraw consent only by delivering a written notice of withdrawal to the corporation prior to the time that all consents are in the possession of the corporation.

               (c) Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting.

               1.10  Proxies.
                     _______   A shareholder may appoint a
proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by an agent. No appointment shall be valid after 11 months from the date of its execution unless the appointment form expressly so provides. An appointment of a proxy is revocable unless the appointment is coupled with an interest. No revocation shall be effective until written notice thereof has actually been received by the Secretary of the corporation or any other person authorized to tabulate votes.

               1.11  Voting of Shares by Certain Holders.
                     ___________________________________
               (a)  Shares standing in the name of another
corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

               (b) Shares held by an administrator, executor, guardian or conservator may be voted by the holder, either in person or by proxy, without a transfer of such shares into the holder's name. Shares standing in the name of a trustee may be voted by that trustee, either in person or by proxy, but no trustee shall be entitled to vote shares without a transfer of such shares into the trustee's name.

               (c)  Shares outstanding in the name of a
receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

               (d)  A shareholder whose shares are pledged
shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


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               (e)  Shares held directly or indirectly by
another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.


                          ARTICLE II

                      BOARD OF DIRECTORS

               2.1  General Powers.
                    ______________   All corporate powers shall
be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.

               2.2  Number, Tenure and Qualification.
                    ________________________________   The
number of directors of the corporation shall be not less than three nor more than 14 as established from time to time by resolution of the Board of Directors. The directors shall be elected by the shareholders at each annual shareholders meeting or at a special shareholders meeting called for that purpose. The directors shall hold office until the next annual meeting of the shareholders and until their successors shall have been elected and qualified; provided, however, that the term of office of any director shall not extend beyond the regular quarterly meeting of the Board of Directors following the date the director reaches age 70. Directors need not be residents of the State of Washington or shareholders of the corporation. The number of directors may be increased or decreased from time to time by the Board of Directors within the limits set forth, without amendment to the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

               2.3  Regular Meeting.
                    _______________   A regular meeting of the
Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Washington, for the holding of additional regular meetings without other notice than the resolution.

               2.4  Special Meeting.
                    _______________   Special meetings of the
Board of Directors may be called by or at the request of the Chairman or by one-third of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Washington, as the place for holding any special meeting of the Board of Directors called by them.

               2.5  Notice.
                    ______   Notice of the date, time and place
of  any  special  meeting of  the Board of Directors shall be


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given at least two days prior to the meeting by notice
communicated in person, telephone, telegraph or other form of wire or wireless communication that transmits a facsimile of the notice, or by mail or private carrier. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the director at the director's business address, with postage thereon prepaid. Notice by all other means shall be deemed effective when received by or on behalf of the director. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

               2.6  Waiver of Notice.
                    ________________   Whenever any notice is
required to be given to any director of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the meeting, shall be deemed equivalent to the giving of such notice. The attendance or participation of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

               2.7  Quorum.
                    ______   A majority of the number of
directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

               2.8  Manner of Acting.
                    ________________
               (a)  If a quorum is present when a vote is
taken, the affirmative vote of the majority of the directors present shall be the act of the Board of Directors unless a different number is provided by law, the Articles of Incorporation or these bylaws.

               (b)  Members of the Board of Directors may
participate in a board meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation in a meeting by such means shall constitute presence in person at the meeting.

               (c) Any action which is required or permitted to be taken by the directors at a meeting may be taken without a meeting if one or more consents in writing setting forth the action so taken are signed, either before or after the action is taken, by all of the directors entitled to vote on the matter and delivered to the corporation. Such consent, which shall have the same effect as a meeting vote, shall be filed


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with the minutes of the corporation.  Action taken by consent of the directors is effective when the last director signs the consent, unless the consent specifies a later effective date.

               2.9  Vacancies.
                    _________   Any vacancy occurring in the
Board of Directors may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or by a sole remaining director. Any directorship to be filled by reason of an increase in the number of directors of the corporation may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.


               2.10  Compensation.
                     ____________   By resolution of the Board
of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

               2.11  Presumption of Assent.
                     _____________________   A director of the
corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless
(a) the director's dissent or abstention from the action is entered in the minutes of the meeting; (b) a written dissent or abstention from the action is filed with the person presiding at the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting; or (c) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

               2.12  Removal.
                     _______   All or any number of the
directors may be removed, with or without cause, by the shareholders at a special meeting called expressly for that purpose, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is the removal of the director or directors. A director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.


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                          ARTICLE III

                EXECUTIVE AND OTHER COMMITTEES

               3.1  Designation.
                    ___________   The Board of Directors, by
resolution adopted by the greater of (a) a majority of all directors in office when the resolution is made or (b) the number of directors required to take action by these bylaws or the Articles of Incorporation, may designate from among its members an Executive Committee and one or more other committees each of which, to the extent provided in such resolution and these bylaws, shall have and may exercise all the authority of the Board of Directors. The designation of committees and the delegation of authority to them shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed by law. No member of a committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.


               3.2  Powers.
                    ______   During the interval between
meetings of the Board of Directors and subject to such limitations as may be imposed by resolution of the Board of Directors, the Executive Committee may have and may exercise all the authority of the Board of Directors in the management of the corporation, provided that the committee shall not have the authority of the Board of Directors in reference to:
(a) declaring dividends or distributions, except according to a general formula or method prescribed by the Board of Directors; (b) approving or recommending to the shareholders actions or proposals required by law to be approved by the shareholders; (c) filling vacancies on the Board of Directors or any committee thereof; (d) amending the bylaws;
(e) authorizing or approving the reacquisition of shares, unless pursuant to a general formula or method specified by the Board of Directors; (f) approving a plan of merger, not requiring approval of the shareholders; or (g) authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or senior executive officer to approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, within limits specifically prescribed by the Board of Directors.


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               3.3  Procedures; Meetings; Quorum.
                    ____________________________
               (a)  The Board of Directors shall appoint a
chairman from among the members of each committee and shall appoint a secretary who may, but need not, be a member of the committee. The chairman shall preside at all meetings of the committee and the secretary of the committee shall keep a record of its acts and proceedings.

               (b)  Regular meetings of each committee, of
which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the committee. Special meetings of a committee shall be called at the request of the chairman or of any member of the committee and shall be held upon such notice as is required by these bylaws for special meetings of the Board of Directors, provided that notice by word of mouth or telephone shall be sufficient if received in the city where the meeting is to be held not later than the day immediately preceding the day of the meeting.

               (c) Attendance or participation of any member of a committee at a meeting shall constitute a waiver of notice of the meeting, unless the member at the beginning of the meeting, or promptly upon the member's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A majority of members of a committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Members of a committee may participate in a meeting of the committee by means of telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation in a meeting by such means shall constitute presence in person at the meeting.

               (d) Any action which may be taken at a meeting of a committee may be taken without a meeting if one or more consents in writing setting forth the actions so taken are signed, either before or after the action is taken, by all members of the committee entitled to vote with respect to the subject matter thereof and delivered to the corporation. The consent shall have the same effect as a meeting vote.

                          ARTICLE IV

                           OFFICERS

               4.1  Number.
                    ______   The officers of the corporation
shall be a Chairman and  a  President (each of whom shall be


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directors of the corporation), one or more Vice Presidents
(who may be distinguished from one another by such designations as the Board of Directors may specify), a Secretary, a Treasurer, and, if the Board of Directors shall deem such an officer desirable, a Controller. Each of the aforesaid officers shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

               4.2  Election and Term of Office.
                    ___________________________   With the
exception of the initial election of any new officer or assistant officer, or the initial election of an officer to another or different office, which may be at any meeting of the Board of Directors, the officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at the meeting, it shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer's death, resignation or removal in the manner hereinafter provided.
               4.3  Removal.
                    _______   Any officer or agent elected or
appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

               4.4  Vacancies.
                    _________   A vacancy in any office because
of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

               4.5  Chairman of the Board.
                    _____________________   The chairman shall
be the chief executive officer, shall, when present, preside at all meetings of the shareholders and of the Board of Directors (except that the Chairman may designate another director to preside at meetings of the Board of Directors), and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

               4.6  President.
                    _________   The President shall be the
chief operating officer and shall perform such duties as may be assigned from time to time by the Chairman or the Board of Directors.

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               4.7  Vice Presidents.
                    _______________   Any Vice President shall
perform such duties as may be assigned from time to time by the Chairman, the President or the Board of Directors.

               4.8  Secretary and Treasurer.
                    _______________________   The Secretary and
Treasurer shall perform the duties usually pertaining to their respective offices and such other duties as from time to time may be assigned to each of them by the Chairman, the President or the Board of Directors.

               4.9  Salaries.
                    ________   The salaries of the officers
shall be fixed from time to time by the Board of Directors or in such manner as the Board of Directors shall authorize, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

                           ARTICLE V

                        INDEMNIFICATION

               The corporation shall indemnify, to the fullest extent not prohibited by law, any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The corporation shall pay for or reimburse the reasonable expenses incurred by any such person in any such proceeding in advance of the final disposition of the proceeding to the fullest extent not prohibited by law. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Articles of Incorporation or any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.


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                          ARTICLE VI

          CERTIFICATES FOR SHARES AND THEIR TRANSFER

               6.1  Certificates for Shares.
                    _______________________
               (a)  Certificates representing shares of the
corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.

               (b) The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books for the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

               6.2  Transfer of Shares.
                    __________________   Transfer of shares of
the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

               6.3  Transfer Agent and Registrar.
                    ____________________________   The Board of
Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the corporation, with such powers and duties as the Board of Directors shall determine by resolution. The signatures of the Chairman, the President, or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or by a Registrar other than the corporation itself or an employee of the corporation.

               6.4  Officer Ceasing to Act.
                    ______________________   In case any
officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by


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the corporation with the same effect as if the signer were
such officer at the date of its issuance.

               6.5  Fractional Shares.
                    _________________   The corporation shall
not issue certificates for fractional shares.


                          ARTICLE VII

                             SEAL

               The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words
"Corporate Seal".


                         ARTICLE VIII

                          AMENDMENTS

               These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.



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